EXHIBIT 99.1
Yext Announces First Quarter Fiscal 2027 Results
–Revenue of $107.9 million
–Net Income Per Share, basic, of $0.02 or non-GAAP Net Income Per Share of $0.15
–Adjusted EBITDA of $26.9 million, resulting in an Adjusted EBITDA margin of 25%
–ARR of $440.8 million
–Repurchased 24.3 million shares for $140 million through its completed Tender Offer
–Separate open market share repurchase program authorization increased by $100 million

NEW YORK -- (BUSINESS WIRE) — June 2, 2026 — Yext, Inc. (NYSE: YEXT), the enterprise agentic marketing platform, today announced its results for the three months ended April 30, 2026, or Yext's first quarter, of fiscal year 2027.

For more detailed information on Yext's operating and financial results for the first quarter of fiscal year 2027 please refer to the Letter to Shareholders, which can be found on the Yext Investor Relations website at https://investors.yext.com.
“Our first quarter performance highlights the structural efficiency and profitability of our operations, delivering $26.9 million in Adjusted EBITDA and a strong 25% Adjusted EBITDA margin,” said Michael Walrath, Yext Chairman and CEO. “While AI has proven to be a disruptive force for many, we believe Yext is well positioned as technology consumption expands beyond human users to autonomous agents. Our sustained cash generation directly fuels our capacity to accelerate our roadmap, positioning Yext as the indispensable infrastructure layer for brands deploying AI agents. Looking ahead, the improving year-over-year growth in our customers with ARR ≥$50K along with our strong cash balance sheet allows us to simultaneously fund internal R&D, pursue high-return M&A to increase our velocity, and return capital to shareholders. Because of this, we believe the opportunity for Yext has never been greater.”

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
About Yext
Yext is the enterprise agentic marketing platform. Built on the world's most comprehensive structured data platform for local businesses, Yext gives brands and their partners the visibility intelligence to win every moment of discovery — across AI and traditional search. Yext's API-first architecture connects structured data to APIs, MCP servers, and generative interfaces, so partners and developers can build purpose-built experiences on the same infrastructure powering Yext's own products. Thousands of brands and digital marketing partners in financial services, healthcare, retail, hospitality, and food rely on Yext to manage, measure, and optimize visibility at scale. For more information, visit yext.com.

Statement Regarding Forward-Looking Statements
This release and the related shareholder letter includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, Yext's expectations regarding its capital allocation strategy, including Yext's recently completed self-tender offer and the effects thereof, Yext's expected financial performance, and statements regarding expectations regarding the growth of the company, Yext's market opportunity, product roadmap, cost saving and efficiency actions, and Yext's industry, including search fragmentation and AI trends. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: Yext's recently completed self-tender offer and the effects thereof, including the effects of the increases in costs of capital relative to Yext's share price; Yext's ability to renew and expand subscriptions with existing customers, especially enterprise customers, and attract new customers generally; Yext's ability to successfully expand and compete in new geographies and industry verticals; the quality of Yext's sales pipeline and ability to convert leads; Yext's ability to expand its service and application provider

EXHIBIT 99.1
network; Yext's ability to develop or acquire new product and platform offerings to expand its market opportunity; Yext's ability to release new products and updates that are adopted by its customers; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; and the accuracy of the assumptions and estimates underlying Yext's financial projections. Moreover, Yext operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for Yext to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. Yext cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to Yext, or persons acting on Yext's behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in Yext's SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in Yext's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, strategic transaction costs, and payroll tax contingencies. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Asset impairments include charges associated with subleasing floors of our corporate offices and capitalized implementation costs of cloud computing arrangements. Strategic transaction costs relate to third-party costs incurred in connection with Michael Walrath’s, Yext’s Chief Executive Officer and Chairman on the Board of Directors, non-binding proposal to acquire all outstanding shares. Payroll tax contingencies are related to a state payroll withholding tax audit that are not expected to recur. Non-GAAP net income (loss) as a percentage of revenue is calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of shares using the treasury stock method or the if-converted method depending on the arrangement.
We utilize a projected tax rate of 25.5% in our computation of the non-GAAP income tax provision for fiscal 2027. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net income (loss) as a percentage of revenue, we believe this non-GAAP financial measure is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, strategic acquisition costs, and payroll tax contingencies. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies

EXHIBIT 99.1
in our industry, as these metrics eliminate the effects of the aforementioned items, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) (provision for) benefit from income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, (6) acquisition-related costs, (7) asset impairments, (8) strategic transaction costs, and (9) payroll tax contingencies. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
We also present free cash flow, which is a non-GAAP measure defined as net cash provided by (used in) operating activities, less cash used for purchases of capital expenditures, inclusive of capitalized software development costs. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe this is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation, certain acquisition-related costs, asset impairments, strategic acquisition costs, and payroll tax contingencies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
Recent Changes in Non-GAAP Metrics
Beginning with the three months ended April 30, 2026, we revised our definition of Non-GAAP net income (loss) and Adjusted EBITDA to include asset impairment charges associated with capitalized implementation costs of cloud computing arrangements. We believe this change provides investors with a view of continuing core operations without the effects of this item, which may vary for reasons unrelated to overall operating performance.
We have recast our results on the same basis for the prior comparative periods presented, although the effects in those periods remain unchanged.
Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. We

EXHIBIT 99.1
calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provide insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$91,881	$154,123
Restricted cash, current	—	1,500
Accounts receivable, net of allowances of $2,125 and $2,345, respectively	70,399	120,637
Prepaid expenses and other current assets	27,091	21,253
Costs to obtain revenue contracts, current	18,580	20,291
Total current assets	207,951	317,804
Property and equipment, net	27,357	30,088
Operating lease right-of-use assets	45,699	50,908
Restricted cash, non-current	13,541	13,551
Costs to obtain revenue contracts, non-current	9,340	10,663
Goodwill	110,758	110,801
Intangible assets, net	81,094	85,133
Other long term assets	3,744	2,828
Total assets	$499,484	$621,776
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$36,588	$52,528
Unearned revenue, current	201,128	217,465
Operating lease liabilities, current	18,882	18,590
Contingent consideration, current	7,000	8,200
Total current liabilities	263,598	296,783
Operating lease liabilities, non-current	58,224	61,915
Long term debt, net	147,597	97,959
Other long term liabilities	5,586	5,698
Total liabilities	475,005	462,355
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2026 and January 31, 2026; zero shares issued and outstanding at April 30, 2026 and January 31, 2026	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2026 and January 31, 2026; 135,569,561 and 158,368,658 shares issued at April 30, 2026 and January 31, 2026, respectively; 100,133,930 and 122,933,027 shares outstanding at April 30, 2026 and January 31, 2026, respectively	136	158
Additional paid-in capital	890,797	1,027,900
Accumulated other comprehensive loss	(2,011)	(1,569)
Accumulated deficit	(666,624)	(669,249)
Treasury stock, at cost	(197,819)	(197,819)
Total stockholders’ equity	24,479	159,421
Total liabilities and stockholders’ equity	$499,484	$621,776

EXHIBIT 99.1
YEXT, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2026	2025
Revenue	$107,917	$109,483
Cost of revenue	29,195	27,105
Gross profit	78,722	82,378
Operating expenses:
Sales and marketing	29,397	36,209
Research and development	21,480	21,896
General and administrative	22,263	23,155
Total operating expenses	73,140	81,260
Income from operations	5,582	1,118
Interest income	743	632
Interest expense	(3,102)	(642)
Other expense, net	(165)	(355)
Income from operations before income taxes	3,058	753
(Provision for) benefit from income taxes	(433)	17
Net income	$2,625	$770

Net income per share attributable to common stockholders, basic	$0.02	$0.01
Net income per share attributable to common stockholders, diluted	$0.02	$0.01
Weighted-average number of shares used in computing net income per share attributable to common stockholders, basic	111,725,486	125,651,595
Weighted-average number of shares used in computing net income per share attributable to common stockholders, diluted	112,957,469	131,272,117

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(451)	$3,283
Unrealized gain on marketable securities, net	9	—
Total comprehensive income	$2,183	$4,053

EXHIBIT 99.1
YEXT, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended April 30,
	2026	2025
Operating activities:
Net income	$2,625	$770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,211	6,855
Impairment of long-lived assets	4,689	—
Bad debt expense	397	286
Stock-based compensation expense	10,034	12,659
Amortization of operating lease right-of-use assets	2,256	2,315
Adjustments to contingent consideration	210	1,800
Other, net	237	432
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	49,372	43,140
Prepaid expenses and other current assets	(6,341)	(4,985)
Costs to obtain revenue contracts	2,936	3,234
Other long term assets	(949)	5,863
Accounts payable, accrued expenses and other current liabilities	(14,696)	834
Unearned revenue	(15,819)	(21,688)
Operating lease liabilities	(3,672)	(3,509)
Other long term liabilities	(60)	(10,281)
Net cash provided by operating activities	37,430	37,725
Investing activities:
Capital expenditures	(429)	(562)
Cash paid in acquisitions, net of cash acquired	—	(18,801)
Net cash used in investing activities	(429)	(19,363)
Financing activities:
Proceeds from exercise of stock options	—	118
Proceeds from debt issuance	49,500	—
Repurchase of common stock	(142,011)	(27,635)
Payments for taxes related to net share settlement of stock-based compensation awards	(5,032)	(2,137)
Payments of deferred financing costs	(49)	(59)
Deferred acquisition payments	(2,905)	—
Proceeds, net from employee stock purchase plan withholdings	426	690
Net cash used in financing activities	(100,071)	(29,023)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(682)	4,022
Net decrease in cash, cash equivalents and restricted cash	(63,752)	(6,639)
Cash, cash equivalents and restricted cash at beginning of period	169,174	138,654
Cash, cash equivalents and restricted cash at end of period	$105,422	$132,015
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Three months ended April 30,
(in thousands)	2026	2025
Cash and cash equivalents	$91,881	$114,994
Restricted cash, current and non-current	13,541	17,021
Total cash, cash equivalents and restricted cash	$105,422	$132,015

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30,
	2026	2025
GAAP net income to Adjusted EBITDA:
GAAP net income	$2,625	$770
Interest expense, net	2,359	10
Provision for (benefit from) income taxes	433	(17)
Depreciation and amortization	6,211	6,855
Other expense, net	165	355
Stock-based compensation expense	10,034	12,659
Acquisition-related costs	419	4,048
Asset impairments	4,689	—
Strategic transaction costs	101	—
Payroll tax contingencies	(98)	—
Adjusted EBITDA	$26,938	$24,680

GAAP net income as a percentage of revenue	2.4%	0.7%
Adjusted EBITDA margin	25.0%	22.5%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2026	2025
GAAP net income	$2,625	$770
Plus: Stock-based compensation expense	10,034	12,659
Plus: Acquisition-related costs	419	4,048
Plus: Amortization of acquired intangibles	4,033	4,141
Less: Tax adjustment (1)	(5,237)	(5,093)
Plus: Asset impairments	4,689	—
Plus: Strategic transaction costs	101	—
Less: Payroll tax contingencies	(98)	—
Non-GAAP net income	$16,566	$16,525
GAAP net income as a percentage of revenue	2.4%	0.7%
Non-GAAP net income as a percentage of revenue	15.4%	15.1%

GAAP net income per share attributable to common stockholders, basic	$0.02	$0.01
Non-GAAP net income per share attributable to common stockholders, basic	$0.15	$0.13

GAAP net income per share attributable to common stockholders, diluted	$0.02	$0.01
Non-GAAP net income per share attributable to common stockholders, diluted	$0.14	$0.12

Weighted-average number of shares used in computing GAAP net income per share attributable to common stockholders
Basic	111,725,486	125,651,595
Diluted	112,957,469	131,272,117
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	111,725,486	125,651,595
Diluted	114,295,220	133,407,752

(1)    For fiscal year 2027 we utilize a projected tax rate of 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30,
Free Cash Flow	2026	2025
Net cash provided by operating activities	$37,430	$37,725
Less: Capital expenditures inclusive of capitalized software development costs	(429)	(562)
Free cash flow	$37,001	$37,163
Operating cash flow margin	35%	34%
Free cash flow margin	34%	34%

Note: Numbers rounded for presentation purposes and may not sum.